                                                                   EXHIBIT 10(q)


                                SUPPLY AGREEMENT

     This Agreement is entered into the 24th day of December, 1993 by and between DUSA Pharmaceuticals, Inc. (hereinafter, "DUSA"), a corporation organized and existing under the laws of the State of New Jersey whose principal offices are located at 337 Roncesvalles Avenue, Toronto, Ontario Canada MGR 2M7, and Sochinaz S.A. (hereinafter, "SOCHINAZ"), a corporation registered under the laws of the Canton of Valais, Switzerland whose principal offices are located at Rte du Simplon, CH-1895 Vionnaz Switzerland.

                              W I T N E S S E T H:

     WHEREAS, DUSA is developing a porphyrin precursor generally known as 5-aminolevulinic acid (hereinafter "ALA"), which is useful as an active ingredient in diagnosis and therapy; and

     WHEREAS, SOCHINAZ is an experienced manufacturer of ALA; and

     WHEREAS, DUSA needs a reliable supply of ALA and wishes to purchase ALA from SOCHINAZ and SOCHINAZ wishes to sell ALA to DUSA for that purpose;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1.   Definitions. As used herein, the term

     1.1  "ALA" shall mean 5-aminolevulinic acid.

     1.2 "Product" or "Products" shall mean ALA meeting the specifications set forth on Exhibit A, attached hereto and incorporated by reference herein, as such specifications may be amended from time to time by DUSA.

     1.3  "Territory" shall mean the world.

     2.   Purchase and Sale of Products; Resale Restrictions.

     2.1 Subject to the terms of this Agreement, DUSA agrees to purchase from SOCHINAZ, and SOCHINAZ agrees to sell to DUSA, all of DUSA's requirements for Products for sale in the Territory, during the term of this Agreement.

     2.2 SOCHINAZ agrees not to manufacture, deal in or sell ALA for pharmaceutical use, in or to any other party who to SOCHINAZ knowledge intends to sell or resell the same for ultimate resale in the Territory. SOCHINAZ may sell ALA for other uses with the prior written consent of DUSA.

     2.3 Notwithstanding Paragraph 2.2 above, DUSA shall have the right to secure an alternate supplier for [c.i.] of DUSA's requirements.

     2.4 Notwithstanding Paragraph 2.2 above, DUSA shall have the right to purchase any or all of DUSA's requirements for Product from third parties in the event SOCHINAZ is unable to supply in a timely manner all Products ordered in three consecutive purchase orders, whether or not such orders are in excess of DUSA's forecasts.

     2.5 Notwithstanding Paragraph 2.2 above, DUSA shall have the right to purchase Product from third parties to the extent such other Product is (i) of comparable quality; (ii) covered by a drug master file as required by the relevant health regulatory authorities; and (iii) available in equivalent quantities from third parties at prices which are [c.i.] lower than prices available from SOCHINAZ hereunder, unless SOCHINAZ shall offer to meet such lower price. If DUSA duly exercises this right, DUSA shall purchase from SOCHINAZ a quantity equivalent to [c.i.] of the latest annual rolling forecast referred to in Paragraph 3.2 below.

     2.6  Products shall be supplied in units and packaging specified by DUSA.

     3.   Supply of Products.

     3.1 All sales by SOCHINAZ to DUSA under this Agreement shall be governed exclusively by the terms of this Agreement. No additional or different terms set forth in any of either parties purchase order, acknowledgment or other forms or correspondence shall be of any force or effect.

     3.2 DUSA shall provide to SOCHINAZ, on or before [c.i.] during the term of this Agreement, a rolling forecast of the volume of its requirements for Products during the following [c.i.]. Such forecast shall be deemed a planning target and not constitute an order for the Products and shall not be binding on DUSA. DUSA shall only be bound to purchase such quantities of Product as referred to in Paragraph 3.3 below. SOCHINAZ shall inform DUSA within [c.i.] of SOCHINAZ' receipt of any of DUSA'S rolling forecast should SOCHINAZ be unable to ship the quantities set forth in DUSA'S estimates by the date and time indicated.

     3.3 DUSA will place firm orders with SOCHINAZ for its requirements for the Products, giving (unless otherwise agreed) [c.i.] notice prior to the requested date of delivery. All orders shall be promptly acknowledged by SOCHINAZ. Insofar as these orders are not in excess of the latest forecast for the period during which the Products are to be delivered then SOCHINAZ shall supply the Products in accordance with DUSA's orders and meet the specific month requested by DUSA for delivery. Orders being

[c.i.] in excess of DUSA's forecast for the period during which the Products are to be delivered have to be confirmed in writing by SOCHINAZ indicating the delivery date within the next sixty (60) days.

     3.4 Each batch of the Products supplied to DUSA by SOCHINAZ will comply with the specifications for the Products as set out in Exhibit A to this Agreement. SOCHINAZ will supply to DUSA along with each batch of the Products a Certificate of Analysis stating the active ingredient percentages, the analytical control method and specifications therefor, the shelf life of the Product, and certifying that the particular batch complies with the specification for the Products.

     3.5 Any dispute as to the analysis of any batch of the Products will be settled by the decision of a mutually acceptable independent analytical laboratory.

     3.6 SOCHINAZ will retain samples of raw materials as well as samples of Products of each manufactured batch for a minimum period of the shelf life of the Products plus one year, both during and after the term of this Agreement.

     3.7 DUSA and any regulatory authorities of the Territory shall be entitled to inspect at normal office hours and upon prior notice the premises of SOCHINAZ where the Products are manufactured and where the quality control is executed and to inspect the process of manufacture.

     3.8 No alterations of any specification for the Products or the manufacturing process of the Products can be made without the approval of DUSA.

     3.9 At DUSA's option, DUSA may order, and SOCHINAZ shall deliver, on a consignment basis, up to three (3) months' supply of Product. Such supply shall not be deemed to be part of SOCHINAZ's inventory for purposes of calculating the amount to be purchased by DUSA under Paragraph 2.5 above.

     4.   Terms of Payment for Products.

     4.1 The prices at which SOCHINAZ agrees to sell the Products shall be as set out in Exhibit B, and incorporated herein by reference, until the end of the term of this Agreement. Such prices shall be at DUSA's option F.O.B. DUSA's offices in Toronto, Ontario, Canada, Denville, New Jersey, or other place designated by DUSA in the United States of America. The 1980 U.N. Convention of Contracts for the International Sales of Goods shall not be applicable.

     4.2 Title and risk of loss to Product sold hereunder shall pass at DUSA's option when delivered to DUSA in its offices in

Toronto, Ontario, Canada, or in the United States of America. Customs fees, duties and the like shall be paid by [c.i.].

     4.3 Invoices for Products sold to DUSA shall be rendered and payable in U.S. dollars. Products delivered to DUSA on consignment shall be paid for upon resale by DUSA.

     5.   Relationship of the Parties.

     Both parties are independent contractors and not an agent or employee of the other. Neither party is authorized to assume or create any obligation or responsibility, including but not limited to obligations based on warranties or guarantees or other contractual obligations, on behalf or in the name of the other party. Neither party shall misrepresent its status or authority.

     6.   Regulatory Compliance.

     6.1 DUSA shall be responsible, at its own expense, to prepare, submit and prosecute applications for all registrations and/or other regulatory approvals required in connection with the sale and/or use of Products in the Territory. Applications for approvals and registrations shall be in the name of DUSA.

     6.2 SOCHINAZ shall provide DUSA with all information in SOCHINAZ possession useful or necessary for any and all regulatory approvals relating to the manufacture of Product. DUSA shall not use such information for purposes other than obtaining regulatory approvals except to the extent SOCHINAZ is unable to supply DUSA's requirements of Products. Products hereunder in which case DUSA shall be entitled to use such information to make or have made its requirements of Products under the provisions of Paragraph 7 hereof.

     6.3 Each party shall immediately notify the other of any regulatory or other administrative actions which come to that party's attention and which affect Product.

     6.4 Without limiting any language stated above, SOCHINAZ shall manufacture the Products according to the good manufacturing practices and good laboratory practices established by the United States Foods and Drug Administration ("FDA") from time to time. In addition, SOCHINAZ shall permit DUSA the right to reference SOCHINAZ's drug master file as provided to the FDA to enable DUSA to sell Products in the Territory.

     7.   Force Majeure; Inability to Supply.

     (a) Neither party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereof if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, act of God or of the Government of any country or of any State or local government, or of the public enemy of either, or by cause unavoidable or beyond the control of any party hereto.

     (b) However, in the event a failure or delay occurs under subparagraph 7(a) above, or if SOCHINAZ is unable to supply Product as ordered for [c.i.], then SOCHINAZ will immediately, but on a temporary basis only, provide to DUSA or a third party mutually agreeable to DUSA and SOCHINAZ (and under the control and responsibility of SOCHINAZ) with all technical information needed to produce Product from commercially available starting materials, including, but not limited to a copy of SOCHINAZ's drug master file, and shall permit the use of such information to produce Product until SOCHINAZ is able to demonstrate to DUSA that it is capable of producing product in the quantities and in the timeliness required by DUSA on ongoing basis.

     8.   Warranties and Covenants.

     8.1 SOCHINAZ warrants that Product meets and will meet the specifications set forth in Exhibit A, that the Product is and will be free from defects in quality, material and workmanship and is and will be merchantable and fit for its intended purpose. These warranties and covenants shall survive the termination of this Agreement.

     8.2 SOCHINAZ warrants that it has title to and is the owner of all information supplied hereunder related to the production of Product; that it does not infringe any third parties' patents or trade secrets; and that it is free to conduct the business contemplated by the parties hereto.

     8.3 SOCHINAZ warrants that Products and their production shall comply with all applicable laws in the Territory including but not limited to the United States Food, Drug and Cosmetic Act, as amended and will be manufactured in accordance with good manufacturing practices, as defined therein.

     8.4 SOCHINAZ shall indemnify and hold DUSA harmless from and against any and all expenses (including attorneys' fees), damages, claims, liabilities or obligations whatsoever resulting from a defect in the Product or failure to meet its specifications (a) any claim for personal injury or property damage arising out of or resulting from the manufacture, supply contamination, adulteration, or shipment of the Products delivered to DUSA, or (b) any claim for personal injury or property damage arising out of or resulting from the representations or warranties or breach thereof by SOCHINAZ as to the Product, or (c) any other act or inaction of SOCHINAZ.

     9.   Term and Termination.

     9.1 This Agreement shall remain in effect for a period of five (5) years from the date first the Product is first approved for any therapeutic use by the United States Food and Drug Administration, unless sooner terminated in accordance with Section 4.2 above or 9.2 or 9.3 below.

     9.2. SOCHINAZ may terminate this Agreement without further notice if any one or more of the following events shall occur and shall not have been cured by DUSA ninety (90) days after notice thereof from SOCHINAZ:

          (a)  DUSA shall fail to make any payment when due hereunder, or

          (b) DUSA shall default in the performance or observance of any other covenant, condition or agreement contained herein.

     9.3 DUSA may terminate this Agreement without further notice if any one or more of the following events shall occur and shall not have been cured by SOCHINAZ within ninety (90) days after notice thereof from DUSA:

          (a) SOCHINAZ shall fail to provide to DUSA under this Agreement Products which meet the specifications for such Products or shall fail to ship such Products as required by this Agreement, or

          (b) SOCHINAZ shall default in the performance or observance of any other covenant, condition or agreement contained herein.

     10.  Confidentiality.

     10.1 The recipient of any proprietary information which is marked as such if written, or which is confirmed in writing to be proprietary within thirty
(30) days after disclosure, if oral, shall at all times during the continuance of this Agreement and for a period of seven (7) years after its termination:

          - use such proprietary information exclusively for the purpose of and in accordance with the terms of this Agreement; and

          -    maintain such proprietary information confidential

and the recipient will accordingly not disclose any of such proprietary information in whole or in part save for the purposes of and in accordance with this Agreement.

     10.2 The foregoing restrictions on the recipient shall not apply:

          - to any proprietary information which the recipient can show was already in its possession and at its free disposal before the disclosure by the other party.

          - to any proprietary information which is hereafter disclosed to the recipient without any obligation of confidence by a third party who has not derived it directly or indirectly from DUSA or, as applicable, SOCHINAZ.

          - to any proprietary information which is or becomes generally available to the public in printed publications in general circulation through no act or default on the part of the recipient or of the recipients' agents or employees.

     11.  Miscellaneous.

     11.1 This Agreement may not be assigned by either party, without the prior written consent of the other party, except to the acquirer of substantially all of the securities or assets of a party hereto, in conjunction with such acquisition.

     11.2 This Agreement, including the exhibits attached hereto, constitutes the entire agreement, superseding all prior oral or written agreements, understandings, negotiations, conditions and warranties, between the parties hereto on the subject hereof; and there are no conditions to this Agreement which are not expressed herein.

     11.3 This Agreement may be modified or amended only by a writing signed by both of the parties hereto.

     11.4 Notification required or permitted hereby shall be deemed given only upon enclosure thereof in an envelope, sent by courier whose contract requires that delivery be made within three (3) business days and which provides to the sender a written acknowledgment of receipt by the addressee, and addressed to the party to be given notification at the address to which that party has previously notified the party giving notice that notices are to be sent or, otherwise, to the address listed in conjunction with that party's name first set forth above.

     11.5 This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, United States of America. The court of jurisdiction for all controversies shall be the U.S. District Court for New Jersey.

     11.6 If any one or more provisions of this agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. In the event any provision shall be held invalid, illegal or unenforceable, the parties shall use best efforts to substitute a valid, legal and enforceable provision, which insofar as possible implements the purposes thereof.

     IN WITNESS WHEREOF, the parties have caused their authorized officers to execute this Agreement on the date first above written.


                                       SOCHINAZ S.A.


                                       By:  /s/ Christian Borgeaud
                                          --------------------------------------

                                       Title:  CEO
                                             -----------------------------------

                                       DUSA PHARMACEUTICALS, INC.


                                       By: /s/D. Geoffrey Shulman
                                          --------------------------------------

                                       Title:  President and CEO
                                             -----------------------------------

                                    EXHIBIT A

                                     to the

     DUSA Pharmaceuticals, Inc./Sochinaz S.A. Supply Agreement

     [c.i.]

                                    EXHIBIT B

                                     to the

     DUSA Pharmaceuticals, Inc./Sochinaz S.A. Supply Agreement

     [c.i.]